EXHIBIT 11.1

                          PRE-PAID LEGAL SERVICES, INC.
                 Statement re Computation of Per Share Earnings
                       (In 000's except per share amounts)





                                                            Three Months Ended
                                                              September 30,
                                                            ------------------
                                                              1998     1997
                                                            -------   --------
BASIC EARNINGS PER SHARE:


Computation for Statement of Income
-----------------------------------
Earnings:
Net income applicable to common stockholders (a)............ $ 7,422   $ 4,980
                                                             =======   =======

Shares:
-------
Weighted average shares outstanding, (net of 747 shares of
  treasury stock)
  disregarding exercise of options or conversion of
  preferred stock...........................................  22,497    22,256
                                                             =======   =======

Earnings per common share (a)............................... $   .33   $   .22
                                                             =======   =======




DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
-----------------------------------
Earnings:
Net income applicable to common stockholders (a)............ $ 7,422   $ 4,980
Add: Dividends on preferred stock (b).......................       2         -
                                                             -------   -------
Net income applicable to common stockholders, as adjusted .. $ 7,424   $ 4,980
                                                             =======   =======

Shares:
Weighted average shares outstanding, (net of 747 shares of
  treasury stock)
  disregarding exercise of options or conversion of
  preferred stock...........................................  22,497   22,256
Assumed dilutive conversion of preferred stock..............      88      108
Assumed exercise of options and warrants based on the
  treasury
  stock method using average market price...................     303      306
                                                             -------  -------
Weighted average number of shares, as adjusted..............  22,888   22,670
                                                             =======  =======

Earnings per share - assuming dilution (a).................. $   .32  $   .22
                                                             =======  =======







(a)  These amounts agree with the related amounts in the statements of income.
(b) Assumed conversion of $3 Cumulative Convertible Preferred Stock is included in the 1998 periods since it is dilutive but not assumed in 1997 periods since such assumed conversion would be antidilutve.

                                 EXHIBIT 11.1

                        PRE-PAID LEGAL SERVICES, INC.
                Statement re Computation of Per Share Earnings
                     (In 000's except per share amounts)





                                                              Nine Months Ended
                                                                September 30,
                                                              -----------------
                                                                1998     1997
                                                              --------  -------

BASIC EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Net income applicable to common stockholders (a)............ $ 19,978  $ 13,309
                                                             ========  ========

Shares:
Weighted average shares outstanding, (net of 747 shares of
  treasury stock)
  disregarding exercise of options or conversion of
  preferred stock...........................................   22,447    22,043
                                                             ========  ========

Earnings per common share (a)............................... $    .89  $    .60
                                                             ========  ========


DILUTED EARNINGS PER SHARE:

Computation for Statement of Income
Earnings:
Net income applicable to common stockholders (a)............ $ 19,978  $ 13,309
Add: Dividends on preferred stock (b).......................        7         -
                                                             --------  --------
Net income applicable to common stockholders, as adjusted .. $ 19,985  $ 13,309
                                                             ========  ========


Shares:
Weighted average shares outstanding, (net of 747 shares of
  treasury stock)
  disregarding exercise of options or conversion of
  preferred stock...........................................  22,447     22,043
Assumed dilutive conversion of preferred stock..............      88        112
Assumed exercise of options and warrants based on the
  treasury
  stock method using average market price...................     392        355
                                                             -------    -------
Weighted average number of shares, as adjusted..............  22,927     22,510
                                                             =======    =======

Earnings per share - assuming dilution (a).................. $   .87    $   .59
                                                             =======    =======



(a)  These amounts agree with the related amounts in the statements of income.
(b) Assumed conversion of $3 Cumulative Convertible Preferred Stock is included in the 1998 periods since it is dilutive but not assumed in 1997 periods since such assumed conversion would be antidilutve.